CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the incorporation by reference into all Registration Statements on Form 10-K of Stone Street Bancorp, Inc. of our report dated January 30, 1999 relating to the consolidated balance sheets of Stone Street Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the Company's 1998 annual report on Form 10-K.


/s/Weir Smith Jones Miller & Elliott
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Weir Smith Jones Miller & Elliott

Statesville, North Carolina
March 29, 1999